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                                                                     EXHIBIT 21

NETRIX International Corporation, Delaware
NETRIX GmbH, Germany
NETRIX S.r.l., Italy
NETRIX (Australia) Pty Limited, Australia


OpenROUTE Networks, Inc.
Subsidiaries of the registrant:
I.       Proteon International Ltd.
      Lockington Hall
      Derby  DE74 2RH
      England

      Organized under the laws of England
II.      Proteon International SARL
      2000 route des Lucioles
      Les Algorithmes
      Bat Aristote  A-BP 29
      Sophia Antipolis  06901
      France
      Organized under the laws of France
III.     Proteon International GMBH
      Falkensteiner Strasse 11
      Kelkheim D 65779
      Germany
      Incorporated under the laws of Germany
IV.      OpenROUTE Networks (S) Pte Ltd.
      491B River Valley Road #14-03
      Valley Point Office Tower
      Singapore  248373
      Organized under the laws of Singapore
V.       Proteon, Inc.
      Nine Technology Drive
      Westborough, Massachusetts  01581-1799
      USA

      Incorporated in the Commonwealth of Massachusetts
VI.      Proteon Securities Corporation

      Nine Technology Drive
      Westborough, Massachusetts  01581-1799
      USA

      Incorporated into the Commonwealth of Massachusetts
VII.     Proteon Federal Systems, Inc. (Inactive)
      Nine Techology Drive
      Westborough, Massachusetts  01581-1799
      USA

      Incorporated in the Commonwealth of Massachusetts
VIII.    Proteon FSC, Inc.
      55-11 Curaco Gade
      Charlotte Amalie
      Virgin Islands  00803
      Incorporated in the U.S. Virgin Islands
IX.      Proteon Australia PTY
      80 Mount Street
      Level 8

      North Sydney  NSW 2060
      Australia
      Organized under the laws of Australia